EXHIBIT 23. CONSENT OF KPMG LLP.







            Consent of Independent Registered Public Accounting Firm
            --------------------------------------------------------




The Board of Directors
Princeton National Bancorp, Inc.:

We consent to the incorporation by reference in the registration statements (No.'s 333-62643, 333-10641, 333-69010, 33-46362, 333-117633) on Form S-8 of
Princeton National Bancorp, Inc. of our reports dated March 9, 2005, with respect to the consolidated balance sheets of Princeton National Bancorp, Inc. and subsidiary as of December 31, 2004 and 2003, and the related consolidated statements of income, comprehensive income, changes in stockholders' equity, and cash flows for each of the years in the three-year period ended December 31, 2004, management's assessment of the effectiveness of internal control over financial reporting as of December 31, 2004 and the effectiveness of internal control over financial reporting as of December 31, 2004, which reports appear in the December 31, 2004 annual report on Form 10-K of Princeton National Bancorp, Inc.

/s/KPMG LLP


Chicago, Illinois
March 10, 2005






















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